Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-207298) pertaining to the Surgery Partners, Inc. 2015 Omnibus Incentive Plan, of our report dated March 11, 2016, with respect to the consolidated financial statements of Surgery Partners, Inc., included in this Annual Report (Form 10-K) of Surgery Partners, Inc. for the year ended December 31, 2015.

/s/ Ernst & Young, LLP
Nashville, Tennessee
March 11, 2016